Exhibit 5

December 1, 2008

Transatlantic Holdings, Inc.
80 Pine Street
New York, New York 10005

Ladies and Gentlemen:

We are acting as special counsel to Transatlantic Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the potential offer and sale from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of one or more series of senior or subordinated debt securities, or units composed of debt securities, of the Company (the “Debt Securities”), which may be issued pursuant to a senior indenture (the “Senior Indenture”) or a subordinated indenture (the “Subordinated Indenture,” and, together with the Senior Indenture, each an “Indenture” and collectively, the “Indentures”) in each case to be entered into between the Company and The Bank of New York Mellon, as trustee, or such other bank, trust company or other financial institution to be named that is qualified to act as trustee under the Trust Indenture Act of 1939, as amended (each in such capacity as trustee under the Indentures, the “Trustee”).  All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.  We have examined, among other documents, the Registration Statement and the Indentures.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.  As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Indentures and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assume compliance on the part of all parties to the Indentures with their covenants and agreements contained therein.

To the extent it may be relevant to the opinion expressed herein, we have assumed that (i) the Trustee has the power and authority to enter into and perform the Indentures and any relevant supplemental indenture and to consummate the transactions contemplated thereby, and (ii) the Indentures and any relevant supplemental indenture have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their respective terms, and that the Trustee will comply with all of its obligations under the Indentures and any relevant supplement indenture and all laws applicable thereto.

  Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement and any amendments thereto (including any post-effective amendments), relating to the Debt Securities have become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Securities and Exchange Commission describing the Debt Securities offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the Debt Securities by the Company have been established in conformity with the applicable Indenture and any relevant supplemental indenture and duly approved by the Board of Directors of the Company and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Indenture and any relevant supplemental indenture has been duly authorized, executed and delivered by the Company and the Trustee, (v) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Debt Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (vii) the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment thereof in accordance with the terms of the applicable Indenture and any relevant supplemental indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities to be issued and sold by the Company under the Registration Statement will constitute valid and binding obligations of the Company.

We express no opinion as to the validity, binding effect or enforceability of any provision of the Indentures, any relevant supplemental indenture or the Debt Securities:

(i)           containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions);

(ii)           related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York; and

(iii)           specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(iv)           purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(v)           which may be construed to be in the nature of a penalty.

We note that, as of the date of this opinion, in the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The opinion set forth above is subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity; and (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinion expressed herein is limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial interpretations covering those laws), each as currently in effect. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm under the caption “Validity of the Securities” in the Prospectus and “Validity of the Securities” in any Prospectus Supplement.  In giving these consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

 FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP